Exhibit 99

Midwest Air Group, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154
414-570-4000
www.midwestairlines.com
Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

March 30, 2007

MIDWEST AIR GROUP SETS DATE FOR ANNUAL MEETING OF SHAREHOLDERS

Milwaukee, Wisconsin, March 30, 2007 – The Board of Directors of Midwest Air Group, Inc. (AMEX: MEH), parent company of Midwest Airlines, today announced that the company has set May 23, 2007 as the date of its Annual Meeting of Shareholders. The meeting, which will be held at the Midwest Airlines Technical Services Center in Milwaukee, will begin at 10 a.m. CDT.

Additionally, the board set April 9, 2007 as the record date for the annual meeting. Midwest shareholders of record as of this date will be entitled to notice of and to vote at the annual meeting.

Midwest Airlines features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Both Skyway Airlines, Inc. – a wholly owned subsidiary of Midwest Airlines – and SkyWest Airlines operate as Midwest Connect and offer service to and connections through Midwest Airlines’ hubs. Together, the airlines offer service to 50 cities. More information is available at http://www.midwestairlines.com.

Important Additional Information

The Board of Directors of Midwest (“Board of Directors”) will be soliciting proxies for use at the 2007 Annual Meeting of Shareholders, or at any adjournment or postponement thereof, to vote in favor of a slate of directors to be nominated by the Board of Directors and to vote on any other matters that properly come before the 2007 Annual Meeting. Midwest will be filing a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with this solicitation of proxies for the 2007 Annual Meeting (the “2007 Proxy Statement”). Promptly after filing the definitive 2007 Proxy Statement with the SEC, Midwest will mail the 2007 Proxy Statement and a WHITE Proxy Card to each Midwest shareholder entitled to vote at the Annual Meeting. Midwest has engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist it in soliciting proxies from its shareholders. Midwest has agreed to pay customary compensation to MacKenzie for such services and to indemnify MacKenzie and certain related persons against certain liabilities relating to or arising out of the engagement. Certain representatives of Goldman, Sachs & Co., financial advisors to Midwest, may also solicit proxies, although no additional consideration will be paid in connection with any such solicitation. In addition, directors, officers and employees of Midwest may solicit proxies, although no additional compensation will be paid to directors, officers or employees for such services.

Midwest has filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) and amendments thereto regarding AirTran’s exchange offer that contain information regarding members of the Board of Directors’ and members of management’s potential interests in the exchange offer. Information regarding securities ownership by certain members of the Board of Directors and certain members of management as of February 19, 2006 is contained in Midwest’s proxy statement for its 2006 Annual Meeting of Stockholders, dated as of March 23, 2006 (the “2006 Proxy Statement”) and will be contained in the 2007 Proxy Statement. Midwest shareholders should read the Schedule 14D-9 and the 2007 Proxy Statement when it is filed with the SEC (including any amendments to such documents) because these documents contain (or will contain) important information. The 2007 Proxy Statement (when filed), the 2006 Proxy Statement, the Schedule 14D-9 and other public filings made by Midwest with the SEC are available without charge from the SEC’s Web site at sec.gov and from Midwest at midwestairlines.com.

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